                                 Exhibit 10.14

                      [LETTERHEAD OF MUZAK APPEARS HERE]


February 21, 1992



Arturo Zorilla Martinez
AUDIOPLAN, S.A.
Ave. Periferico Sur #3449
1er Piso
San Jeronimo Lidice
Mexico 20, D.F. Mexico

Dear Arturo:

Enclosed are duplicate originals of the Master Affiliate Agreement between Audioplan, S.A. and Muzak Limited Partnership.

As you know, the Mexican government has not yet adopted the franchising regulations that are referred to in the "Law on the Promotion and Protection of Industrial Property (LPI)" that was enacted in June 1991. These regulations are anticipated to require that certain disclosure information about a franchisor be provided to a prospective franchisee in Mexico.

You have indicated that you wish to proceed as soon as possible with our new license arrangement, and we are willing to do that on the following conditions:

     1. At such time as the new regulations are promulgated, this Master Affiliate Agreement will be terminated. It will be replaced by a newly signed Master Affiliate Agreement (which will contain the same terms as are in the existing Agreement), after Muzak has complied with the disclosure requirements in the new regulations.

     2. You (on behalf of Audioplan and yourself, and your respective successors and assigns) waive all rights to object to any failure of Muzak to comply with applicable requirements of Mexican law in connection with the execution of and operation under the enclosed Agreement, and agree to indemnify and hold Muzak harmless from and against any liabilities, damages, claims or penalties arising from any such failure of Muzak to comply with applicable requirements of Mexican law.

If you agree to these conditions, please countersign the enclosed copy of this letter and return it to me, with one copy of the

Arturo Zorilla Martinez
February 21, 1992
Page 2


Agreement. If you do not agree to these conditions, please do not sign the Agreement.

Our willingness to enter into the interim arrangement you have requested is based on our long-standing relationship with you and Audioplan, S.A. We are assuming that, based on your many years of operation as a Muzak franchisee, you are familiar with our business and our personnel. Nonetheless, we are enclosing with the originals of this Agreement a copy of the Uniform Franchise Offering Circular that is distributed to prospective Muzak franchisees in the United States. (You will note that the agreement that is described in that offering circular differs from that which is being offered to you in several regards due to the "Master Affiliate" arrangement that is contained in your Agreement.) If you have any other questions about Muzak or the terms of your Agreement, however, please be sure to have them answered before you sign the Master Affiliate Agreement.

Sincerely,


/s/ John R. Jester
John R. Jester
President


The undersigned, for themselves and on behalf of their respective successors and assigns, hereby agree to the foregoing, and waive all rights or claims they may now or hereafter have arising from any failure of Muzak to comply with applicable requirements of Mexican law with respect to the execution of and operation under the Master Affiliate Agreement referred to above, and agree to indemnify and hold Muzak harmless from and against any liabilities, damages, claims or penalties arising from any such failure of Muzak.

AUDIOPLAN, S.A.


By: [SIGNATURE ILLEGIBLE]                Attest: [SIGNATURE ILLEGIBLE]
    --------------------------                   ----------------------------
Title: PRESIDENT
       -----------------------

 [SIGNATURE ILLEGIBLE]
- ------------------------------           Attest: [SIGNATURE ILLEGIBLE]
Arturo Zorilla Martinez                          ----------------------------


cc:  Jack Carroll, Esq.

                      MUZAK(R) MASTER AFFILIATE AGREEMENT
                                   (MEXICO)

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
RECITALS...............................................................    1

1.   GRANT.............................................................    2

     1.1   Rights Granted..............................................    2
     1.2   Limitations on Muzak........................................    4
     1.3   Rights Retained.............................................    5
     1.4   Existing Affiliate Territories..............................    6

2.   TERM AND RENEWAL..................................................    6

3.   DUTIES OF MUZAK...................................................    7

     3.1   Services....................................................    7
     3.2   DBS Delivery................................................    7
     3.3   Recorded Media..............................................    9
     3.4   Adjunct Services............................................   10
     3.5   DBS.........................................................   10
     3.6   Mechanical and Performance Rights...........................   11

4.   FEES..............................................................   12

     4.1   Royalty Fees................................................   12
     4.2   Adjunct Services Charges....................................   13
     4.3   Recorded Media Charges......................................   13
     4.4   Payments....................................................   13

5.   DUTIES OF MASTER AFFILIATE........................................   15

     5.1   Development of Mexican Market and Use of Muzak
           Name........................................................   15
     5.2   Service Delivery Equipment; Permits and Approvals...........   16
     5.3   Modification Prohibited.....................................   18
     5.4   Unauthorized Reception or Duplication.......................   19
     5.5   Execution of Affiliate Agreements...........................   20
     5.6   Enforcement of Affiliate Agreements.........................   21
     5.7   Staff.......................................................   21
     5.8   Sales Growth................................................   21
     5.9   Performing Rights Agreements................................   22
     5.10  Central Warehouse...........................................   22
     5.11  Training Programs...........................................   22

6.   PROPRIETARY MARKS.................................................   23

     6.1   Muzak Representations.......................................   23
     6.2   Validity and Infringement...................................   23
     6.3   Authorized Use..............................................   25
     6.4   Execution of Documents......................................   26

     6.5   Ownership of Goodwill.......................................   27
     6.6   Substitution of Proprietary Marks...........................   27

7.   NATIONAL ACCOUNTS PROGRAM; CABLE RADIO/TELEVISION.................   28

     7.1   National Accounts Program...................................   28
     7.2   Cable Radio/Television......................................   29

8.   MARKETING AND PROMOTION...........................................   29

     8.1   Submission of Samples.......................................   29
     8.2   Promotional Materials.......................................   30

9.   ACCOUNTING AND RECORDS............................................   30

     9.1   Maintain Records; Inspection................................   30
     9.2   Monthly Reports.............................................   32
     9.3   Right to Audit..............................................   32
     9.4   Assessments.................................................   32

10.  INSURANCE.........................................................   33

11.  TRANSFER OF INTEREST..............................................   34

     11.1  Assignment by Muzak.........................................   34
     11.2  Change of Stock Ownership...................................   34
     11.3  Assignment by Master Affiliate; Right of First
           Refusal.....................................................   35

12.  DEFAULT AND TERMINATION...........................................   36

     12.1  Automatic...................................................   36
     12.2  Non-Curable.................................................   37
     12.3  Curable.....................................................   38
     12.4  Force Majeure...............................................   39

13.  OBLIGATIONS UPON TERMINATION OR EXPIRATION........................   39

14.  COVENANTS.........................................................   42

     14.1  No Other Services...........................................   42
     14.2  Confidentiality.............................................   44
     14.3  Covenants Independent.......................................   46
     14.4  Irreparable Injury..........................................   46

15.  FEES, TAXES AND PERMITS...........................................   46

     15.1  Taxes.......................................................   46
     15.2  Comply with Laws............................................   47
     15.3  Notice of Suit..............................................   47

16.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION........................   47

     16.1  No Fiduciary Relationship...................................   47
     16.2  Representations By the Parties..............................   47
     16.3  Independent Contractor......................................   48

17.  APPROVALS AND WAIVERS.............................................   48

     17.1  Request for Approval........................................   48
     17.2  No Implied Waivers..........................................   48

18.  NOTICES...........................................................   49

19.  ENTIRE AGREEMENT..................................................   50

20.  SEVERABILITY AND CONSTRUCTION.....................................   50

     20.1  Severability................................................   50
     20.2  No Implied Rights...........................................   50

21.  MISCELLANEOUS.....................................................   51

     21.1  Arbitration.................................................   51
     21.2  Survival                                                       52
     21.3  Injunctive Relief...........................................   52
     21.4  Legal Fees..................................................   52
     21.5  Language....................................................   52

22.  ACKNOWLEDGEMENTS..................................................   53


EXHIBITS
- --------

EXHIBIT A - Music Services
EXHIBIT B - Adjunct Services
EXHIBIT C - Proprietary Marks
EXHIBIT D - List of Agreements with Existing Affiliates
EXHIBIT E - Delivery Methods and Technical Specifications
EXHIBIT F - Adjunct Services Agreement
EXHIBIT G - Affiliate Agreement

                                   MUZAK(R)

                          MASTER AFFILIATE AGREEMENT


     This agreement ("Agreement") is made and entered into effective the 1st day of March, 1992, by and between MUZAK LIMITED PARTNERSHIP, a Delaware limited partnership ("Muzak"), and AUDIOPLAN, S.A., a Mexican corporation ("Master Affiliate"), (collectively, the "Parties").

                                   RECITALS

     WHEREAS, Muzak has developed and owns a system (the "Muzak System") for the production and delivery of subscription music services, adjunct communications services, and related equipment;

     WHEREAS, the characteristics of the Muzak System include, without limitation, subscription music services, with unique and varied program contents developed using distinctive and, in some cases, proprietary program-scheduling techniques, which are set forth in Exhibit A attached hereto and incorporated herein by reference (the "Music Services"); distinctive adjunct services relating to the sequencing, switching, and changing of music-program communications and to the delivery of advertising, data, and video communications, which are set forth in Exhibit B (the "Adjunct Services"); and delivery methods and procedures for both the Music Services and the Adjunct Services (jointly, the "Services");

     WHEREAS, the Services are distributed to customers (the "Subscribers") who enter into agreements (the "Subscriber

Contracts") providing for receipt of the Services at certain locations (the "Subscriber Premises");

     WHEREAS, Muzak identifies the Muzak System and the Services marketed thereunder by means of certain trade names, service marks, trademarks, logos, emblems, and indicia of origin, including but not limited to the mark "MUZAK(R)" and such other trade names, service marks, and trademarks as are set forth in Exhibit C attached hereto and incorporated herein by reference (the "Proprietary Marks"), which Proprietary Marks represent Muzak's high standards of quality and service;

     WHEREAS, Master Affiliate understands and acknowledges that Muzak has granted to a number of entities in the United States of Mexico ("Mexico") as set out in Exhibit D (the "Existing Affiliates") the exclusive right to operate under the Muzak System in specified territories, as further set out in Exhibit D (the "Existing Affiliate Territories"), and

     WHEREAS, Master Affiliate desires to obtain certain exclusive rights to market and distribute the Services in Mexico and to grant others certain rights to market and distribute the Services in Mexico, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, the Parties, in consideration of the undertakings and commitments of each Party to the other Party set forth herein, hereby agree as follows:

1.   GRANT
     -----

     1.1   Rights Granted.  Muzak hereby exclusively grants to Master Affiliate,
           --------------
subject to the rights of the Existing

Affiliates under their existing contracts with Muzak (the "Existing Contracts") (including certain exclusive rights to distribute the Services (except by means of DBS) and use the Marks in certain areas in Mexico), and upon the terms and conditions herein contained:

           1.1.1 The right and license to engage in Mexico in the business of providing to Subscribers, pursuant to Subscriber Contracts, by such delivery methods as shall be reasonably approved from time to time by Muzak (which delivery methods include, as of the date hereof, those described in Exhibit E attached hereto and incorporated herein by reference), the Services and such additional music and communications services as Muzak may authorize in writing, from time to time, and to use the Proprietary Marks in connection therewith.

           1.1.2 The right to license others ("Affiliates") to engage in the business of providing the Services to Subscribers in Mexico pursuant to Subscriber Contracts, and by such delivery methods as shall be reasonably approved from time to time by Muzak and Master Affiliate (which delivery methods include, as of the date hereof, those described in Exhibit E), and to use the Proprietary Marks in connection therewith. All Affiliates shall execute an affiliate agreement ("Affiliate Agreement") in accordance with Section 5.5 of this Agreement.

           1.1.3 Subject to the rights of the Existing Affiliates under the Existing Contracts, Master Affiliate and Affiliates shall provide the Services solely to Subscriber Premises located within Mexico.

           1.1.4 Muzak represents and warrants that it has the right to grant the license as herein set forth without interference by or claim of any third person, excluding any interference or claim made by an Existing Affiliate pursuant to an Existing Contract. Muzak further represents and warrants that it has provided to Master Affiliate complete copies of all Existing Contracts and that, as of the date hereof, it has no knowledge of any interference or claim (or potential claim) by any Existing Affiliate against Muzak that would adversely affect Muzak's or Master Affiliate's ability to perform its obligations hereunder. Master Affiliate hereby acknowledges its receipt of the copies of the Existing Contracts.

           1.1.5 The geographic area in which Master Affiliate is licensed to provide the Services and to license others to provide the Services hereunder, which excludes the Existing Affiliate Territories of Existing Affiliates pursuant to Existing Contracts until such time as Master Affiliate has rights therein pursuant to this Agreement, is hereinafter described as the "Licensed Area."

     1.2   Limitations on Muzak.  Except as provided in Section 1.3 below and
           --------------------
otherwise in this Agreement, during the term of this Agreement, Muzak shall not authorize any person or entity other than Master Affiliate or the Affiliates to
(i) provide the Services in the Licensed Area, or (ii) use the Proprietary Marks in the Licensed Area. In the event that after the date hereof Muzak distributes subscription music services or communications services in the nature of the Adjunct Services that are also suitable for delivery in the Licensed Area, Muzak shall amend Exhibit A or Exhibit B, as the case may be, in the manner provided in Section 3.1 (including the requirement of at least six months' prior notice to Master Affiliate of such amendment) to add such new services hereto, thereby giving Licensee the right and the obligation to distribute such Services in the Licensed Area under the terms of this Agreement.

     1.3   Rights Retained.  Master Affiliate acknowledges that Muzak retains
           ---------------
the following rights:

           1.3.1 To use, and to license others to use, the Muzak System and the Proprietary Marks for the provision of the Services to Subscriber Premises which are located outside the Licensed Area.

           1.3.2 To provide the Services, and to use the Proprietary Marks in connection therewith, to transportation common carriers (including, without limitation, operators of automobiles, ships, airplanes, trains, or buses) which sell or provide transportation common carrier services, in whole or in part, within the Licensed Area, it being understood that the reservation of such right shall not be construed as limiting the right of Master Affiliate or the Affiliates to provide the Services to transportation common carriers located wholly within the Licensed Area.

           1.3.3 To perform Muzak's obligations under the Existing Contracts; provided, however, that in renewing any Existing Contract in accordance with its terms, Muzak shall not expand the applicable Existing Affiliate Territory or otherwise materially amend or modify the Existing Contract without the consent of Master Affiliate, which consent shall not be unreasonably withheld.

     1.4   Existing Affiliate Territories.  Exhibit D hereto contains a list of
           ------------------------------
Existing Affiliates and Existing Affiliate Territories.

2.   TERM AND RENEWAL.
     ----------------

     The term of this Agreement shall commence as of the date first written above and shall continue for five (5) years thereafter (the "Initial Term") and then shall thereafter continue for one (1) additional five (5) year term (the "Subsequent Term") if Master Affiliate elects to continue the Agreement for such Subsequent Term and notifies Muzak of such election no later than twelve (12) months prior to the end of the Initial Term and if the parties then agree as to the royalties and fees to be paid to Muzak by Master Affiliate during the Subsequent Term; provided, however, that Master Affiliate shall have no right to elect to extend the term of this Agreement for the Subsequent Term if Master Affiliate is in default (as "default" is defined in Article XII) of any material provision of this Agreement or any related agreement between Master Affiliate and Muzak, or if Master Affiliate was repeatedly in default of any such contracts during the term hereof. If Master Affiliate elects to continue the Agreement for the Subsequent Term, this Agreement shall be modified to reflect such agreed royalties and fees and otherwise to correspond to the form of agreement which

Muzak is then bona fide offering to its international Master Affiliates (or prospective Master Affiliates).

3.   DUTIES OF MUZAK
     ---------------

     3.1   Services.  Muzak shall supply the Services to Master Affiliate, and
           --------
the Affiliates, for their use solely in accordance with the terms of this Agreement and the Affiliate Agreements. Muzak reserves the right to add a Service and, except with respect to the "Environmental Music by MUZAK(R)" and the "Foreground Music One(R)" Music Services, to substitute a different Service or discontinue the distribution of a Service, if Muzak reasonably determines that such addition, substitution, or discontinuation will be beneficial to its business and the business of its licensees in general in Mexico and gives Master Affiliate at least six (6) months' prior notice of such addition, substitution or discontinuation. Any such addition, substitution or discontinuation will be reflected in an amendment of Exhibit A or Exhibit B, as the case may be, and will not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution, or discontinuation.

     3.2   DBS Delivery.  In the event that Muzak delivers to Subscribers of
           ------------
Master Affiliate in the Licensed Area by "Direct-Broadcast Satellite" ("DBS") (i.e., the satellite transmission of Services by Muzak directly to the premises of the Subscriber), the following shall apply:

           (a) Muzak shall, promptly after receipt of written notice from Master Affiliate, commence DBS delivery of the

Services to such Subscribers who have satellite receivers and associated antennae ("Earth Stations") suitable for receipt of such delivery. Muzak shall not discontinue such DBS delivery to such Subscribers until the earlier of the following: (A) the date which Master Affiliate designates, or (B) one hundred eighty (180) days after the effective date of the termination or expiration (without renewal of license rights) of this Agreement. In the event Muzak discontinues delivery of Services in violation of this subsection (a), Muzak agrees to the granting of a temporary injunction against it on the condition that the duration of such injunction does not exceed ten (10) days. Such injunction may be granted on an ex parte basis if Muzak fails to appear at the
                                -- -----
hearing following forty-eight (48) hours' notice by telephone to the twenty-four
(24) hour telephone number of the Muzak DBS Division. During the ten (10) day temporary injunction period, Master Affiliate may seek to have such temporary relief converted to a permanent injunction in a hearing on the merits following appropriate notice to Muzak.

           (b) During the above-referenced 180-day (or shorter, if Master Affiliate so designates) period, Master Affiliate shall remain obligated to perform the duties and be subject to the restrictions applicable to it under the terms of this Agreement with respect to such continuing DBS delivery of the Services, including without limitation those terms which obligate Master Affiliate to pay royalties, fees, charges, and surcharges with respect to such DBS Services. During such 180-day (or shorter) period, under no circumstances shall Master Affiliate use the

Proprietary Marks except as necessary in association with the continuing provision of the Services by DBS to such Subscribers. During such period Muzak shall not be precluded from appointing one or more distributors of the Services in the Licensed Area and from giving to such distributors any rights previously accorded to Master Affiliate under this Agreement.

     3.3   Recorded Media.
           --------------

           3.3.1 Certain Services, as reasonably designated by Muzak, may be delivered by means of, among other things, magnetic tape or compact disc, in analog or digital form (the "Recorded Media"). Muzak shall at all times retain title to, and all ownership rights in, any Recorded Media furnished to Master Affiliate, Affiliates, or Subscribers. Master Affiliate shall not sell, assign, transfer, convey, give away, pledge, mortgage, or otherwise encumber any such Recorded Media, and shall prohibit the Affiliates and Subscribers in the Licensed Area from taking any such action. Master Affiliate shall promptly notify Muzak in the event it becomes aware that any Affiliate or Subscriber has violated any such prohibition, cooperate with Muzak in the immediate termination of the provision of Services to any Affiliate or Subscriber which has violated any such prohibition, and take such further action as is reasonably requested by Muzak to enforce such prohibition.

           3.3.2  Muzak and Master Affiliate agree that, during the first three
(3) months of the term of this Agreement, they shall cooperate with each other to obtain such mechanical license rights as may be necessary in order for Muzak to distribute one or more of its Services to Master Affiliate in the Licensed Area by means of on-premise Recorded Media. In the event that such license rights cannot be obtained within such 3-month period, Master Affiliate shall have the right to distribute music services to its Subscribers by means of on-premise Recorded Media that have not been produced by Muzak until 60 days after Muzak notifies Master Affiliate that it has obtained such license rights. Master Affiliate's failure to substitute Muzak-produced Recorded Media for all such other Recorded Media by the end of such 60-day period shall, at Muzak's option (which option shall be exercised, if at all, by no later than 120 days after the conclusion of such 60-day period), result in a termination (without penalty) of this Agreement.

     3.4   Adjunct Services.  All sales of the Adjunct Services by Master
           ----------------
Affiliate and Affiliates shall be reflected in a fully executed Adjunct Services Subscriber Contract, the form of which is attached hereto as Exhibit F, as such Contract is revised or modified from time to time for the use of Muzak's licensees in general. Master Affiliate shall provide Muzak with the Adjunct Services Subscriber Contract, executed by Master Affiliate or an Affiliate (as the case may be) and the Subscriber, at the time Master Affiliate requests Muzak to commence delivery of one or more Adjunct Services to the Subscriber.

     3.5   DBS.  Notwithstanding any other provision or term of this Agreement
           ---
to the contrary, the Parties understand and agree that (i) the Services will not be delivered by means of DBS to any person in the Licensed Area until such date as all required governmental permits and authorizations for such delivery have been received and, except as to such northern portions of the Licensed Area as are within the footprint of Muzak's U.S.-based DBS delivery, Master Affiliate has formulated a technical implementation plan for such delivery throughout such Licensed Area (the "DBS Delivery Date"), which plan Muzak has approved in writing; and (ii) accordingly, those Services that are delivered only by means of DBS, including the Adjunct Services, cannot be supplied by Muzak except as to such northern portions of the Licensed Area as are within the footprint of Muzak's U.S.-based DBS delivery (provided Licensee has obtained the appropriate permits and authorizations in such northern portions), and will not be required to be promoted by Master Affiliate hereunder prior to the DBS Delivery Date. The technical implementation plan described in the preceding sentence will require Master Affiliate to be responsible for the space segment transmission capacity required for DBS delivery into all or part of the Licensed Area.

     3.6   Mechanical and Performance Rights.  Muzak makes no warranties or
           ---------------------------------
representations whatsoever regarding mechanical recordation rights or performance rights within the Licensed Area for the musical selections contained in the Music Services. Master Affiliate shall obtain and maintain, or shall cause the Affiliates to obtain and maintain, all performance rights in and for the musical selections contained in the Music Services to the extent that such action may be necessary or required for the operation of the business licensed to Master Affiliate hereunder and the performance of the Services within the Licensed Area, as well as all mechanical recordation rights as needed for any musical recordation activities carried on by Master Affiliate. Without limiting the generality of the foregoing, Master Affiliate represents and warrants that it now holds, and agrees that it will at all times hereafter hold, all performance-rights licenses necessary to permit it to distribute the Services in the Licensed Area and, without limiting Section 5.4, all mechanical recordation rights necessary for any reproduction by Master Affiliate of the Music Services for distribution to Affiliates and Subscribers. Master Affiliate agrees to provide copies of such licenses to Muzak upon request.

4.   FEES
     ----

     4.1   Royalty Fees.
           ------------

           4.1.1 Master Affiliate shall pay to Muzak a monthly royalty fee as follows:

           Months of Initial
           Term of Agreement                         Monthly Fee
           -----------------                         -----------
                 1-12                                U.S. $2,000
                13-24                                      2,000
                25-36                                      2,917
                37-48                                      3,333
                49-60                                      3,750

           4.1.2 Until the completion of the technical implementation plan described in Section 3.5 and the parties' agreement as to royalty fees associated with such plan, and in addition to the royalty fees set forth in
Section 4.1.1, Master Affiliate shall pay to Muzak a monthly royalty fee in the amount of U.S. $5.00 for each Subscriber in the Licensed Area which receives any DBS-delivered Services.

     4.2   Adjunct Services Charges.  Master Affiliate shall pay Muzak's Adjunct
           ------------------------
Services charges in accordance with the terms negotiated by the parties for all Adjunct Services distributed to Master Affiliate, the Affiliates and Subscribers in the Licensed Area.

     4.3   Recorded Media Charges.  At such time as Muzak provides Services to
           ----------------------
Master Affiliate, Affiliates, or Subscribers in the Licensed Area by means of Recorded Media, Master Affiliate shall pay Muzak's standard Recorded Media charges, as the same may be set forth by Muzak from time to time in writing, for all Recorded Media distributed to Master Affiliate, Affiliates, or Subscribers. Muzak shall not increase such Recorded Media charges prior to January 1, 1993, and increases thereafter shall not exceed ten percent (10%) per annum; provided, however, that if the costs to Muzak of delivering Recorded Media to the Licensed Area increase, the foregoing shall not limit Muzak's ability to recoup such increase in costs from Master Affiliate.

     4.4   Payments.
           --------

           4.4.1 All payments due to Muzak under this Agreement and with respect to equipment ordered from or through Muzak shall be paid in U.S. Dollars in the manner directed by Muzak from time to time. Without limiting the foregoing, Muzak may require that such payments be made through one or more commercial or standby letters of credit. The inability of Master Affiliate to make full and timely payment of amounts owed to

Muzak at Muzak's U.S. office and in U.S. dollars shall, at the discretion of Muzak, be grounds for immediate termination of this Agreement by Muzak.

           4.4.2 All monthly payments required by this Article 4 shall be paid within 30 days of the end of the month to which they apply and shall be submitted to Muzak together with any reports or statements required under
Article 9 hereof. Any payment of fees due to Muzak that is not actually received by Muzak on or before the due date shall be deemed overdue. If any payment is overdue, Master Affiliate shall pay Muzak, in addition to the overdue amount, interest on such overdue payment, which shall accrue on a daily basis from the due date until the date of payment, at the lesser of (i) the prime rate of The First National Bank of Chicago plus 2% per annum, or (ii) the highest rate of interest permitted by law. Entitlement to such interest shall be in addition to any other remedies Muzak may have under law or this Agreement as a result of the overdue payment.

     4.5   Affiliate Fees.  In addition to all other fees and charges payable to
           --------------
Muzak under this Agreement, Master Affiliate shall pay to Muzak the following amounts:

           (a) With respect to each Existing Affiliate who becomes an Affiliate, 70% of all royalty fees paid to Master Affiliate by each such Affiliate, 70% of all transfer fees paid to Master Affiliate with respect to the Affiliate Agreement of each such Affiliate, and 100% of all market fees paid to Master Affiliate by each such Affiliate, and

           (b) With respect to all other Affiliates, but only in years 3, 4, and 5 of this Agreement 70% of all market fees paid to Master Affiliate by such Affiliates.

           (c)  Master Affiliate shall pay all amounts due to Muzak under this
Section 4.5 by no later than 30 days after Master Affiliate's receipt of such royalty, transfer, and market fees. Master Affiliate specifically acknowledges and agrees that Muzak shall have the unilateral right, exercisable in its sole discretion, to terminate the Affiliate Agreement of any Affiliate who fails to pay all amounts due to Master Affiliate thereunder in a timely manner and that Master Affiliate shall cooperate with Muzak in carrying out any such termination.

5.   DUTIES OF MASTER AFFILIATE
     --------------------------

     5.1   Development of Mexican Market and Use of Muzak Name.
           -----------------------------------------------------

           5.1.1 Master Affiliate shall use and promote the Proprietary Marks, including the MUZAK(R) name, in the Licensed Area; provided, however, that such obligation shall not preclude Master Affiliate from using its own name in juxtaposition with the MUZAK(R) name. Without limiting the generality of the foregoing, Master Affiliate shall cooperate with Muzak to produce sales and marketing literature for the Mexican market that promotes the MUZAK(R) name and other Proprietary Marks and the Services of Muzak and shall distribute such sales literature to the Affiliates, Subscribers, and prospective Subscribers. Master Affiliate shall place the MUZAK(R) name on all Subscriber Contracts.

           5.1.2 In addition to any other expenditure of Master Affiliate required hereunder, Master Affiliate shall expend at least the following amounts to develop the Mexican market for the Services and to promote the MUZAK(R) Mark:

                  Time Period                            Minimum Expenditure
                  -----------                            -------------------
First 12-month period of this Agreement                    U.S. $26,000
Second 12-month period of this Agreement                         26,000
Third 12-month period of this Agreement                          15,000
Fourth 12-month period of this Agreement                         10,000
Fifth 12-month period of this Agreement                           5,000

Such expenditures shall be made in the manner agreed to by Muzak. Master Affiliate shall provide such records and evidence of such expenditures as are reasonably requested by Muzak from time to time.

     5.2   Service Delivery Equipment; Permits and Approvals.
           -------------------------------------------------

           5.2.1 Master Affiliate agrees to deliver and to cause Affiliates to deliver the Music Services by such means as meet the standards and technical specifications set forth in Exhibit E attached hereto and incorporated herein by reference. Master Affiliate shall also obtain and maintain such equipment (including, as applicable, Earth Stations) as is reasonably required to enable Master Affiliate to receive and distribute the Services and shall, directly or through the Affiliates, obtain and make available to the Subscribers such equipment as is reasonably required to enable the Subscribers to receive the Services (collectively, the "Service Delivery Equipment"). The Service Delivery Equipment, except Subscriber-owned equipment that is not sold to the Subscriber by Master Affiliate or an Affiliate, shall conform to the standards and specifications set forth in Exhibit E as in effect on the date Master Affiliate or an Affiliate installs such Equipment. Muzak may modify such standards and specifications from time to time if Muzak reasonably believes that such modifications are necessary to maintain or improve the quality of delivery of the Services to Subscribers or to maintain or improve the effectiveness or quality, or reduce the price, of the Service Delivery Equipment (as hereinafter defined); provided, however, that no such modifications shall have the effect of rendering the Earth Stations then in use by Master Affiliate, Affiliates, or Subscribers in the Licensed Area for reception of the Services incapable of receiving satellite transmissions, or any other equipment then in use by Master Affiliate, Affiliates or Subscribers in the Licensed Area for the reception of the Services incapable of receiving the Services, unless such modifications are necessitated by law or by the exercise of the rights of third parties under the express terms of Muzak's satellite-space contracts; and provided further, that Muzak shall provide Master Affiliate with six (6) months' prior notice of any changes to those standards and specifications in Exhibit E that pertain to the Service Delivery Equipment.

           5.2.2 Master Affiliate shall, at its expense, obtain and maintain any Mexican governmental permits and approvals which are required for the installation and operation of the Service Delivery Equipment to be used by Master Affiliate in providing the Services to its Subscribers. Muzak shall, at its expense, obtain and maintain any non-Mexican (i.e., U.S.) governmental permits and approvals which are required for the installation and operation of the Service Delivery Equipment to be used by Master Affiliate in providing the Services to its Subscribers. Master Affiliate shall, at its expense, obtain and maintain any registration of this Agreement and the Affiliate Agreements required under the Transfer of Technology Law, Law on the Promotion and Protection of Industrial Property, or any other law or regulation of Mexico or any locality in Mexico applicable to this Agreement and shall indemnify Muzak for any and all losses or liabilities incurred in connection with Master Affiliate's failure to obtain and maintain any such registration.

     5.3   Modification Prohibited.  Master Affiliate shall not alter the
           -----------------------
Services provided by Muzak and shall not substitute or include any musical or other selections which are not part of the Music Services in the Music Services which it furnishes to Affiliates or Subscribers (except in extraordinary circumstances, with the prior written consent of Muzak, which consent shall not be unreasonably withheld). Master Affiliate shall also use its best efforts to assure that there is no such alteration or substitution by the Affiliates. Notwithstanding the foregoing, in the event that Muzak fails to provide the Music Services (other than those provided on Recorded Media) for a period of 24 hours and does not correct such failure within the 24-hour period following notice to Muzak thereof, Master Affiliate shall have the right to provide other music services to the Subscribers until such time as such failure is corrected. Master Affiliate shall under no circumstances represent or indicate that any Service not produced by Muzak has been produced by Muzak.

     5.4   Unauthorized Reception or Duplication.  Master Affiliate shall use
           -------------------------------------
its best efforts to assure that there is no unauthorized reception of the Services as provided to Master Affiliate, Affiliates, and Subscribers. Upon the request of Muzak, Master Affiliate shall take such reasonable steps as may be necessary to improve the security of the Service Delivery Methods so as to prevent any such unauthorized reception. Master Affiliate shall not reproduce all or any part of the Services unless Master Affiliate has all licenses required under U.S. and Mexican law to carry out such reproduction. Master Affiliate shall indemnify and hold harmless Muzak, its partners, officers, directors, employees, agents, successors, and assigns for any loss, claim, demand, action, suit, proceeding, liability, judgment, cost and expense (including, without limitation, attorneys' fees and costs) arising from Master Affiliate's reproduction of the Services in violation of the rights of any person or entity or otherwise in violation of this Agreement. Master Affiliate shall provide an accounting to Muzak of all Services which are reproduced. Master Affiliate shall not permit any other person to reproduce the Services and shall obtain a written agreement from Affiliates and, to the extent reasonably possible, all Subscribers, in such form as shall be approved by Muzak, acting reasonably, prohibiting the reproduction of all or any part of the Services.

     5.5   Execution of Affiliate Agreements.
           ---------------------------------

           5.5.1 In accordance with Section 1.1.2, Master Affiliate shall require each Affiliate to execute the form of Affiliate Agreement attached hereto as Exhibit G or such amended form thereof as is consented to in writing by Muzak (whose consent shall not be unreasonably withheld). Master Affiliate shall amend an Affiliate Agreement only with the prior written consent of Muzak, which shall not be unreasonably withheld. Each Affiliate Agreement shall be executed by both Muzak and Master Affiliate and Muzak shall not unreasonably refuse to execute an Affiliate Agreement that complies with this Section 5.5.1 and Section 5.5.2. Master Affiliate shall provide Muzak with copies of each fully executed Affiliate Agreement. In addition, Master Affiliate shall provide Muzak with copies of every ancillary and collateral agreement executed in conjunction with an Affiliate Agreement.

           5.5.2 Master Affiliate shall offer each Existing Affiliate the opportunity to execute an Affiliate Agreement. Notwithstanding Section 1.3.3 of this Agreement, Master Affiliate and Muzak shall cooperate in attempting to convince Existing Affiliates to execute the Affiliate Agreement on such terms as are acceptable to both Master Affiliate and Muzak; provided, however, that Master Affiliate shall not enter into any Affiliate Agreements with any Existing Affiliate until such time as such Existing Affiliate has paid in full all amounts then owing to Muzak.

     5.6   Enforcement of Affiliate Agreements.  Muzak and Master Affiliate
           -----------------------------------
shall each faithfully and promptly perform all of the obligations required of Muzak and Master Affiliate, respectively, under the Affiliate Agreements, and shall each have the right to enforce the obligations of the Affiliate under each Affiliate Agreement. Master Affiliate shall promptly notify Muzak of any breach of the Affiliate Agreement by an Affiliate.

     5.7   Staff.  Master Affiliate shall maintain such staff as is reasonably
           -----
required to meet its day-to-day obligations hereunder.

     5.8   Sales Growth.  Master Affiliate shall use its best efforts to meet
           ------------
its obligations hereunder to promote the Services in the Licensed Area and shall otherwise conduct the business contemplated by this Agreement in a diligent manner. Without limiting the generality of the foregoing, prior to the beginning of each consecutive 12-month period during this Agreement, with the first such period to begin January 1, 1993, Muzak and Master Affiliate shall mutually set a Services sales goal for Master Affiliate and the Affiliates. Such goal shall be based on the amount of sales of the various Services which Muzak and Master Affiliate mutually believe can be attained by Master Affiliate and the Affiliates during such 12-month period, taking into consideration such factors as the size and other distinctive characteristics of the Licensed Area, the size and trend of past sales of Services within the Licensed Area, and economic conditions affecting the Licensed Area. Master Affiliate shall use its best efforts to meet and to cause the Affiliates to meet such sales goals during each respective 12-month period. The foregoing shall not be deemed to preclude Master Affiliate from providing to a Subscriber other services that are not the same as, similar to, or competitive with the Services.

     5.9   Performing Rights Agreements.  In addition to the mechanical-
           ----------------------------
recordation rights licenses referred to elsewhere in this Agreement, Master Affiliate shall be responsible for obtaining and maintaining valid performing rights licenses with all appropriate performing rights organizations for performance of the Services at Subscriber Premises in the Licensed Area.

     5.10  Central Warehouse.  Master Affiliate shall use reasonable efforts to
           -----------------
develop and maintain a facility to sell, and to facilitate the sale by third parties, to Affiliates of such equipment as would ordinarily be required by Affiliates under the Affiliate Agreement.

     5.11  Training Programs.  Master Affiliate shall use reasonable efforts to
           -----------------
develop and offer training programs to the Affiliates, at least annually, in order to provide the Affiliates with guidance and assistance in the operation of their businesses as licensed under the Affiliate Agreements, including the marketing and distribution of the Services. Muzak shall offer reasonable assistance to Master Affiliate in structuring such training programs, such as providing training information for Master Affiliate's trainers.

6.   PROPRIETARY MARKS
     -----------------

     6.1   Muzak Representations.  Muzak represents and warrants that it is the
           ---------------------
owner of all right, title, and interest in and to the Proprietary Marks. Muzak will take all steps reasonably necessary to preserve and protect its ownership and the validity of the Proprietary Marks.

     6.2   Validity and Infringement.  Master Affiliate expressly acknowledges
           -------------------------
and agrees that the Proprietary Marks serve to identify the Services and those who are authorized to distribute the Services. During the term of this Agreement, Master Affiliate shall not directly or indirectly contest the validity or Muzak's ownership of the Proprietary Marks or take any action which it ought reasonably to have known would impair the validity or enforceability of the Proprietary Marks, and shall prohibit the Affiliates from making any such contest or taking any such action. Master Affiliate shall, and shall require all Affiliates to, promptly notify Muzak of any suspected infringement of the Proprietary Marks, any challenge to the validity of the Proprietary Marks, or any challenge to Muzak's ownership of, Muzak's right to use and to license others to use, or Master Affiliate's or Affiliate's right to use, the Proprietary Marks of which Master Affiliate or an Affiliate, as the case may be, becomes aware. Master Affiliate acknowledges that Muzak has the right to direct and control (at its expense) any administrative proceeding or litigation involving the Proprietary Marks, including any settlement thereof. Muzak has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Proprietary Marks; provided, however, that Muzak may authorize Master Affiliate to take such action at Muzak's expense in the event Muzak determines not to do so. Muzak shall defend Master Affiliate and the Affiliates against any third-party claim, suit, or demand arising out of Master Affiliate's or any Affiliate's use of the Proprietary Marks in the manner provided hereunder; provided, however, that in the event that such claim, suit or demand arises in connection with reproduction of the Services permitted pursuant to Section 5.4 hereof, Muzak may, but shall not be required to so defend Master Affiliate or such Affiliate. If Muzak determines that Master Affiliate or any Affiliate has not used the Proprietary Marks in accordance with this Agreement, or such use was in connection with reproduction of the Services pursuant to Section 5.4 hereof, the cost of such defense, including the cost of any judgment or settlement, shall be borne by Master Affiliate of Affiliate, as the case may be. In the event Muzak undertakes the defense or prosecution of any litigation relating to Master Affiliate's or any Affiliate's use of the Proprietary Marks, Master Affiliate agrees to, and to have any Affiliate, execute any and all documents and to do such acts and things as may be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action, at Muzak's expense (except as otherwise provided above).

     6.3   Authorized Use.  With respect to Master Affiliate's and Affiliates'
           --------------
use of the Proprietary Marks pursuant to this Agreement, Master Affiliate agrees that:

           6.3.1 Master Affiliate shall use and shall license Affiliates to use, only the Proprietary Marks designated by Muzak. Master Affiliate's and the Affiliates' right to use the Proprietary Marks is limited to such uses as are authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of Muzak's rights.

           6.3.2 Master Affiliate shall not use and shall not in any way authorize Affiliates to use the Proprietary Marks as part of its corporate or other legal name. Master Affiliate shall, and shall require all Affiliates to, comply with Muzak's instructions in filing and maintaining the requisite registered user and trade name or fictitious name registrations, and execute any documents deemed necessary by Muzak or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability. Master Affiliate shall, and shall require all Affiliates to, sign a registered user application prepared by Muzak for submission to the Mexican Trade Marks Office, the filing and cost of which shall be the responsibility of Muzak. Master Affiliate shall promptly sign an application to cancel the registration of its registered user application upon expiration, non-renewal, or termination of this Agreement or Master Affiliate's assignment of this Agreement if permitted under Article 11 and shall similarly require terminating, non-renewing or assigning Affiliates to execute such an application. Master Affiliate shall assist Muzak by having its assignee promptly sign such a registered user application. All such assignee registered user applications and all such applications for cancellation of the registration of a registered user application shall be in such form as is consistent with the terms of this Agreement and shall be prepared by Muzak for submission to the Mexican Trade Marks office, the filing and costs of all of which shall be the responsibility of Muzak.

           6.3.3 Master Affiliate shall not, and shall not permit any Affiliate to, use the Proprietary Marks to incur any obligation or indebtedness on behalf of Muzak.

           6.3.4 Unless otherwise authorized or required by Muzak, Master Affiliate shall, and shall require all Affiliates to, use the Proprietary Marks without prefix or suffix and comply with Muzak's instructions regarding (i) the use of the U.S. federal registration symbol and other trademark or service mark designations, (ii) the identification of Muzak as the owner and Master Affiliate or Affiliate, as the case may be, as a user of the Proprietary Marks, and (iii) the identification of Master Affiliate or Affiliate, as the case may be, as the independent owner and operator of its business.

     6.4   Execution of Documents.  Master Affiliate shall, and shall require
           ----------------------
all Affiliates to, execute such documents as are reasonably required by Muzak or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability.

     6.5  Ownership of Goodwill.  Master Affiliate expressly understands and
          ---------------------
acknowledges that Muzak is the owner of all right, title, and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them. Master Affiliate's use of the Proprietary Marks pursuant to this Agreement (including Master Affiliate's right to license Affiliates to use the Proprietary Marks) does not give Master Affiliate any ownership interest or other interest in or to the Proprietary Marks, except the license granted by this Agreement. Master Affiliate shall not, and shall not permit any Affiliate to, register or attempt to register the Proprietary Marks, trade names, or other marks now or hereafter used by Muzak, or any trade names or marks which are, in Muzak's opinion, confusingly similar thereto. Upon termination or expiration of this Agreement, any and all goodwill arising from Master Affiliate's or any Affiliate's use of the Proprietary Marks under the Muzak System shall inure solely and exclusively to Muzak's benefit and no monetary amount shall be assigned as attributable to any goodwill associated with Master Affiliate's or any Affiliate's use of the Muzak System or Proprietary Marks.

     6.6   Substitution of Proprietary Marks.  Muzak reserves the right to add
           ---------------------------------
Proprietary Marks and, except with respect to the MUZAK(R) trademark, to substitute different Proprietary Marks, or discontinue the use of Proprietary Marks, for use in identifying the Services if the Proprietary Marks no longer can be used, or if Muzak determines that such addition, substitution, or discontinuation will be beneficial to its business and provides to Master Affiliate at least six months' prior notice of such addition, substitution, or discontinuation. All such additions, substitutions, or discontinuations will be reflected in an amendment of Exhibit C and shall not affect the validity of this Agreement, which shall, in all respects, be deemed modified to provide for such addition, substitution, or discontinuation.

7.   NATIONAL ACCOUNTS PROGRAM; CABLE RADIO/TELEVISION
     -------------------------------------------------

     7.1   National Accounts Program.  Each of the Parties recognizes that
           -------------------------
accounts with fifty (50) or more locations in two (2) or more Affiliate territories in Mexico ("National Accounts") represent a significant potential market for Master Affiliate and Affiliates marketing the Services, and that the effective marketing of the Services to such accounts frequently requires a coordinated effort. Master Affiliate shall establish and shall maintain as part of its marketing and promotion, during the term of this Agreement, a National Accounts Program. Muzak shall provide such assistance in the establishment and maintenance of such National Accounts Program as Master Affiliate may from time to time reasonably request. The National Accounts Program shall:

           7.1.1  Identify key customers.

           7.1.2 Develop and execute specific strategies to sell to National Accounts.

           7.1.3 Maintain effective communication among Affiliates regarding specific National Accounts.

           7.1.4 Establish a centralized billing and administration capability for National Accounts in keeping with Mexican law and practice.

           7.1.5 Utilize a form of agreement that requires the use of MUZAK(R) Services during the term of the agreement and that provides that such requirement is not subject to amendment; provided, however, that during any period that Master Affiliate, in accordance with the terms of this Agreement, is providing a National Account Subscriber with music by means of on-premise Recorded Media that do not contain Muzak's Services, Master Affiliate shall use a form of agreement for such Recorded Media that does not identify such Recorded Media as produced by Muzak; and provided, further, that Master Affiliates' National Account agreements may also provide for Mexican-produced programs of Mexican music that are not MUZAK(R) Services.

     7.2   Cable Radio/Television.  In the event that (i) a provider of cable
           ----------------------
television or cable radio programming requests that Muzak provide music for such programming that cannot otherwise be provided by Master Affiliate (or, as applicable, the Affiliate) utilizing the Music Services, and (ii) such programming will be distributed to residences (but not to commercial locations) in the Licensed Area, then prior to Muzak's providing such music, Muzak and Master Affiliate shall jointly determine their respective interests in the revenues deriving from the provision of such music to such provider.

8.   MARKETING AND PROMOTION
     -----------------------

     8.1   Submission of Samples.  All advertising and promotion by Master
           ---------------------
Affiliate in any manner or medium shall be conducted in a dignified, honest and ethical manner and shall not reflect adversely on the goodwill of Muzak, Master Affiliate, Affiliates, the Proprietary Marks, or the Muzak System. Master Affiliate shall submit to Muzak upon request samples of all advertising and promotional plans and materials relating to the business licensed by this Agreement and the Affiliate Agreements that Master Affiliate or Affiliates propose to use and which have not been prepared by or previously submitted to Muzak. Master Affiliate shall amend or discontinue use of and require Affiliates to amend or discontinue use of any such advertising upon receipt of notice from Muzak that such advertising fails to comply with the requirements of this Section 8.1. In the event that Muzak notifies Master Affiliate to amend any advertising or promotional plans or materials previously approved by Muzak's predecessors-in-interest, Master Affiliate shall have up to 180 days after the date of such notice to make such amendments.

     8.2   Promotional Materials.  Master Affiliate shall prepare and provide
           ---------------------
to the Affiliates sales and advertising materials, and shall provide reasonable assistance to the Affiliates to enhance their marketing of the Services and related equipment and products. Upon request, and subject to any third-party rights limiting such provision, Muzak shall provide to Master Affiliate, at cost, camera-ready copies of artwork used for U.S. sales and advertising of the Services.

9.   ACCOUNTING AND RECORDS
     ----------------------

     9.1   Maintain Records; Inspection.  Master Affiliate shall maintain and
           ----------------------------
shall preserve for at least four (4) years from the dates of their preparation, full, complete, and accurate books, records, and accounts covering all transactions relating to this

Agreement or any prior license agreement between Muzak and Master Affiliate (the "Records") in accordance with generally accepted accounting principles as applied in Mexico and in the form and manner as may be reasonably prescribed by Muzak from time to time in writing; upon the completion of the initial inspection hereunder of Master Affiliate's business, such 4-year requirement shall become a 2-year requirement. Such Records shall at all times be retained at the principal place of business of Master Affiliate and shall be available for inspection by Muzak from time to time until six (6) months following the expiration of the final term of this Agreement, during reasonable business hours and upon reasonable notice. Muzak shall have the right to make copies or extracts (at its expense) of the Records. Muzak shall take reasonable precautions to safeguard the confidentiality of such copies and shall destroy any such copies upon the mutually-confirmed completion of the inspection and payment in full of any royalties and other charges determined to be owing to Muzak as a result of the inspection. Nothing contained herein shall be construed as in any way limiting Muzak's right manually to copy or make abstracts of Master Affiliate's or any affiliated person's (including the Affiliates) books and records or to make any notes or the like whatsoever; provided that such manual copies or extracts (and any copies thereof) shall be destroyed upon the mutually-confirmed completion of the inspection. If such right is exercised by Muzak with respect to the Records of Master Affiliate, any copying shall be at Muzak's expense.

     9.2   Monthly Reports.  Master Affiliate shall submit to Muzak, together
           ---------------
with the monthly payments required by Article 4 hereof, a royalty report, in the form as may be reasonably prescribed by Muzak, accurately reflecting all sales of the Services by Master Affiliate and the Affiliates during the preceding calendar month, and such other data or information covering the transactions relating to this Agreement as Muzak may reasonably require.

     9.3   Right to Audit.  Master Affiliate shall, upon request of Muzak, but
           --------------
not more than once in any twelve (12) month period, furnish to Muzak as soon as practicable following such request, a detailed statement prepared by Master Affiliate and certified by an independent licensed Accountant acceptable to Muzak, showing, in such form as Muzak may reasonably request, all relevant information within Master Affiliate's control to enable Muzak to determine and verify the accuracy of the amounts payable to Muzak hereunder (the "Audit").

     9.4   Assessments.  In the event the Audit or Muzak's inspection indicates
           -----------
that there has been either an underpayment or overpayment of the amounts due Muzak hereunder, then, within thirty (30) days after such determination, Master Affiliate or Muzak, as the case may be, shall pay to the other the amount of such underpayment or overpayment. If it is determined that there has been an underpayment of seventeen percent (17%) or more of the amounts due Muzak for any given calendar year, Master Affiliate shall pay to Muzak, within thirty (30) days after such determination and in addition to all other amounts due under this

Agreement, an amount equal to fifteen percent (15%) of the underpayment for that year. The foregoing remedies shall be in addition to any other remedies Muzak may have. Muzak shall not assess Master Affiliate for amounts found, as a result of an inspection or Audit, to be owing hereunder if such amounts derive from a reporting period that ended more than two years prior to the date such audit or inspection commenced, provided that Master Affiliate has not knowingly maintained false books or records or knowingly submitted false reports to Muzak; provided, however, that the foregoing shall not apply until the completion of Muzak's initial inspection of the Records of Master Affiliate after the commencement of the term of this Agreement.

10.  INSURANCE
     ---------

     Master Affiliate has procured and shall maintain in full force and effect at all times during the term of this Agreement, at Master Affiliate's expense, an insurance policy or policies of the type and in an amount or amounts as is consistent with prudent business practices as reasonably determined by Master Affiliate for companies engaged in businesses similar to that engaged in by Master Affiliate. Master Affiliate warrants that, to the best of its knowledge after reasonable inquiry, the type and amount of such insurance is sufficient under all applicable Mexican laws and regulations. Master Affiliate's obligation to obtain and maintain the foregoing policy or policies shall not be limited in any way by reason of any insurance which may be maintained by Muzak, nor shall Master Affiliate's performance of its obligations under this Article 10 relieve it of liability under any indemnity provisions set forth in this Agreement.

11.  TRANSFER OF INTEREST
     --------------------
     11.1  Assignment by Muzak.  Muzak may assign all or any of its rights and
           -------------------
obligations under this Agreement, and shall promptly notify Master Affiliate of any such assignment.

     11.2  Change of Stock Ownership.  For purposes of this Agreement, any
           -------------------------
change of ownership of the stock of Master Affiliate that alone or together with other previous, simultaneous, or proposed transfers of the stock of Master Affiliate, would have the effect of directly or indirectly, changing the ownership of 50% or more of the stock of Master Affiliate from such ownership as it exists on the date hereof (as shown below), shall constitute a transfer of the business licensed hereunder. Any such transfer of such business not complying with the requirements of this Article 11 shall be immediately voided or shall cause a default of this Agreement. Master Affiliate hereby represents and warrants that its stock is currently owned as follows:

                                                            Number of
      Stockholder                       Class of Stock    Shares Owned
      -----------                       --------------    ------------
  Arturo Zorilla M. and                     Common            70%
  Veronica Ibarra C.
- ---------------------------------       --------------    ------------
   Joaquin Vargas C.                        Common            11%
- ---------------------------------       --------------    ------------
   Alfred King                              Common             9%
- ---------------------------------       --------------    ------------
   Vivian Cross                             Common             7%
- ---------------------------------       --------------    ------------
   Roberto Zorilla M.                       Common             3%
- ---------------------------------       --------------    ------------

Master Affiliate shall give notice to Muzak of all actual changes of ownership of its stock, and all proposed changes of ownership that would constitute a transfer of the business licensed hereunder.

     11.3  Assignment by Master Affiliate; Right of First Refusal.  Master
           ------------------------------------------------------
Affiliate shall not transfer any of its rights or obligations under this Agreement without the prior written consent of Muzak, which consent shall not be unreasonably withheld, and Master Affiliate and its owners shall not transfer the business licensed hereunder (i.e., either assets or stock) without first offering to transfer the business licensed hereunder to Muzak, at the price and on the other terms which Master Affiliate (or its owners, as the case may be) would be willing to accept from a third party (as determined by the terms of a bona fide offer by such third party). Master Affiliate shall notify Muzak of
- ---- ----
such terms (the "Offer") and if within 30 days after Muzak's receipt of the Offer, Muzak has not accepted such Offer, Master Affiliate (or its owners, as the case may be) may transfer the business licensed hereunder to the third-party offeree, but only on the price and other terms stated in the Offer. In the event Master Affiliate (or its owners, as the case may be) fail to effect such a transfer on such terms within ninety (90) days of Muzak's receipt of the Offer, Master Affiliate (or its owners, as the case may be) shall be required to once again make the Offer to Muzak and the procedure and timetable detailed in this
Section 11.3 (including the requirement to once again make the Offer after the ninety day period described above) shall commence anew. Notwithstanding the foregoing, (i) Master Affiliate and its owners shall not transfer the business licensed hereunder to any third party purchaser without the prior written consent of Muzak, which consent shall not be unreasonably withheld; and (ii) Muzak shall not exercise its rights of first refusal with respect to any stock transfer by an owner of Master Affiliate as shown in Section 11.2 to such owner's parent, spouse, or child.

12.  DEFAULT AND TERMINATION
     -----------------------

     12.1  Automatic.  A Party shall be deemed to be in default under this
           ---------
Agreement, and all rights granted herein shall automatically terminate without notice to that Party, if that Party shall become insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by that Party or such a petition is filed against and not opposed by that Party; or if that Party is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of that Party or other custodian for that Party's business or assets is filed and consented to or not opposed by that Party; or if a receiver or other custodian (permanent or temporary) of that Party's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition or arrangement with creditors should be instituted by or against that Party; or if a final judgment affecting a material portion of that Party's assets remains unsatisfied or of record or unsecured by payment into court for thirty (30) days or longer; or if that Party is wound up, liquidated or dissolved; or if execution is levied against a material portion of that Party's business or property; or if the real or personal property of that Party used in connection with the business contemplated by this Agreement shall be foreclosed or sold after levy thereupon.

     12.2  Non-Curable.  A Party shall be deemed to be in default and the other
           -----------
Party may, at its option, terminate this Agreement, without affording the defaulting Party any opportunity to cure the default, effective immediately upon receipt of written notice by the defaulting Party, upon the occurrence of any of the following events:

           12.2.1 If a Party at any time ceases to operate or otherwise abandons the business contemplated by this Agreement.

           12.2.2 If a principal of a Party is convicted of an indictable criminal offense, a crime involving moral turpitude, fraud, or any other crime or offense that the other Party reasonably believes is likely to have an adverse effect on the benefits to be derived by such other Party hereunder.

           12.2.3 If, contrary to the terms of Article 14 hereof, a Party discloses or divulges Confidential Information provided by the other Party, and the other Party is damaged thereby.

           12.2.4 If any representation made by a Party herein is found to be untrue when and as made and the other Party has been damaged thereby.

           12.2.5 If a Party knowingly maintains false books or records or submits any false reports to the other Party.

           12.2.6 If a Party repeatedly is in default under Section 12.3 hereof for failure substantially to comply with any of the requirements imposed by this Agreement, whether or not cured after notice.

     12.3  Curable.  Except as provided in Sections 12.1 and 12.2 of this
           -------
Agreement, a Party shall have thirty (30) days after its receipt from the other Party of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default) and to provide evidence thereof. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate without further notice to the defaulting Party effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require. A Party shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

           12.3.1 If a Party at any time loses the right to do or transact the business licensed hereunder in the Licensed Area.

           12.3.2 If a Party fails, refuses, or neglects promptly to pay when due any monies owing to the other Party or to submit the financial or other information required hereunder.

           12.3.3 If a Party fails, refuses or neglects to reasonably comply with the standards or procedures prescribed herein.

           12.3.4 If a Party fails, refuses, or neglects to obtain the other Party's prior written approval or consent as required by this Agreement.

           12.3.5 If Master Affiliate engages in any business or markets any service or product under a name or mark which is confusingly similar to the Proprietary Marks.

           12.3.6 If a Party, by act or omission, permits a continued violation in connection with the operation of the business licensed hereunder of any law, ordinance, rule, or regulation of a governmental body or agency in Mexico, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom.

     12.4  Force Majeure.  Neither Muzak nor Master Affiliate shall have any
           -------------
liability to the other as a result of the failure of such Party to perform its obligations hereunder, nor shall such failure be considered a breach of this Agreement, if such failure is due to fire, flood, other act of God or the elements, strike or other event or situation beyond the control of such Party acting in accordance with sound business practices; provided, however, that the foregoing shall not limit Muzak's rights as provided in Section 4.4.

13.  OBLIGATIONS UPON TERMINATION OR EXPIRATION
     ------------------------------------------
     Upon termination or expiration of this Agreement:

           (a) Master Affiliate shall cease distributing the Services, cease using the Proprietary Marks for any purposes whatsoever, and not thereafter, directly or indirectly, represent itself to the public or hold itself out as a licensee of Muzak.

           (b) Master Affiliate shall immediately pay all sums indisputably owing to Muzak under this Agreement, including payment of royalty fees and other charges for the period from the date covered by its last payment to the date of termination, and Muzak shall promptly pay all sums indisputably owing to Master Affiliate.

           (c) Master Affiliate shall forthwith assign to Muzak and Muzak shall assume all of Master Affiliate's rights, title, and interest and obligations in and to the Affiliate Agreements entered into between Master Affiliate and the Affiliates. For a 2-year period following such assignment, Master Affiliate shall remain liable and shall indemnify Muzak and its successors and assigns for any and all claims, demands, actions, causes of action, suits, proceedings, damages, losses, liabilities, charges, fines, penalties, costs and expenses (including, without limitation, attorneys' fees and court costs) ("Claims") relating to or arising from performance of (or failure to perform) the obligations of Master Affiliate under the Affiliate Agreements prior to the date of such assignment.

           (d) In the event of a termination of this Agreement, Master Affiliate shall sell to Muzak all of its rights in all National Account Subscriber Contracts described in Section 7.1.5 (except those that do not refer to MUZAK(R) Services, as provided in Section 7.1.5), and all related equipment, with such sale to be for the price(s) described below. Upon such sale, Muzak shall assume all of Master Affiliate's obligations relative to performance of such Contracts and with respect to such related equipment accruing after the date of transfer. In the event that this Agreement has expired without renewal or is otherwise terminated in connection with the bona fide, arm's length purchase of the Master Affiliate's subscriber contracts for a price based on a multiple of Recurring Music Gross Billings (as hereinafter defined), Muzak's purchase price hereunder shall be determined by multiplying such arm's length multiple times the Recurring Music Gross Billings attributable to the Subscriber Premises of the National Account serviced by Master Affiliate (and not an Affiliate). If, however, no such arm's length multiple can be fairly or accurately determined under the circumstances, Muzak's purchase price hereunder shall be the result of multiplying the Prevailing Music Multiple (as hereinafter defined) times the Recurring Music Gross Billings attributable to such Subscriber Premises. As used herein, (i) the term "Recurring Music Gross Billings" means the average recurring monthly billings to a Subscriber for the Music Services and related equipment, net of sales taxes (per each Subscriber Premises), and (ii) the term "Prevailing Music Multiple" means the average of the arm's length multiples used to determine the purchase prices of the three most recently reported (to Muzak) sales of the businesses of Muzak licensees, to the extent such prices were based on arm's length multiples of Recurring Music

Gross Billings and such multiples can be independently verified as such. Notwithstanding the foregoing, in the event that (i) prior to the date of Muzak's purchase of the Master Affiliate's rights under a National Account Subscriber Contract, Master Affiliate and/or Muzak have received formal notice that such National Account Subscriber Contract will expire or be terminated (without renewal) for reasons unrelated to the transfer thereof to Muzak, and
(ii) the number of calendar months remaining between the date of such purchase by Muzak and the date of such expiration or termination of the Contract is less than the above-described arm's length multiple or Prevailing Music Multiple (as the case may be), then the purchase price of Master Affiliate's rights in such Contract shall be determined by multiplying such remaining number of months in the Contract term by the Recurring Music Gross Billings attributable to such Contract.

14.  COVENANTS
     ---------

     14.1  No Other Services.  During the term of this Agreement, except as
           -----------------
otherwise approved in writing by Muzak, neither Master Affiliate nor any of the persons or entities holding (either directly, indirectly, or beneficially) a controlling ownership interest in Master Affiliate shall, either directly or indirectly, for itself, or through, on behalf of, or in conjunction with any person or entity:

           14.1.1 Participate or permit any of its employees, officers, or directors to participate, either directly or indirectly in the distribution in the Licensed Area of any communications service substantially the same as or similar to the Adjunct Services (except a communications service distributed by any such person or entity pursuant to a contract or agreement in effect on the date the Adjunct Service which is the same as or similar to such communications service is first offered to Master Affiliate by Muzak), or any subscription music service other than the Music Services, including, without limitation, a radio program service which is provided through special reception devices tuned only to that station's signal and any music programming that is provided to commercial or residential locations by means of cable television or cable radio; provided, however, that the foregoing shall not become effective with respect to
- --------  -------
such other subscription music services that are distributed by on-premise Recorded Media until the time specified in Section 3.3.2; and provided further,
                                                              -------- -------
that Master Affiliate may provide, by means of cable radio (including where delivery of the music to the cable radio subscriber is not by hard wire), music programming to residential locations that are not used for commercial purposes; and provided further, that if, as a result of Master Affiliate's acquisition of
    -------- -------
another music business or the assets thereof during the term of this Agreement, Master Affiliate becomes the assignee of a customer agreement for such other music or communications services or an agreement under which Master Affiliate is the distributor of such other music or communications services and Master Affiliate cannot substitute the Services for such other services without causing a breach of such agreement, Master Affiliate may provide such other services to the customer receiving such services on the date of assignment through the remaining term (without reference to renewal rights) of such agreement; and provided further, that Master Affiliate may distribute Mexican-
               -------- -------
produced programs of Mexican music provided that such programs do not violate or cause a violation of Section 5.3 hereof. Indirect participation shall include participation as an officer, director, owner (which term shall not include the holder of 5% or less of the common stock of a publicly-held entity), partner, employee, or consultant of an entity distributing such other communications or subscription music service.

           14.1.2 Divert or permit any of its employees, officers, or directors to divert any existing or prospective Subscriber to any competitor in the Licensed Area, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Muzak, the Proprietary Marks, or the Services.

           14.1.3 Display in any location in the Licensed Area any trade names, trademarks, or service marks of any other business providing subscription music services or providing communications services substantially similar to the Adjunct Services except if permitted to sell or distribute such services in the Licensed Area pursuant to Section 14.1.1 above.

     14.2  Confidentiality.  During the term of this Agreement and thereafter,
           ---------------
neither Muzak nor Master Affiliate (including any persons or entities listed on the last page of this Agreement) shall use for its own purposes or divulge to any third party any trade secrets or confidential information of the other. As used herein (i) the term "third party" shall not include any party otherwise lawfully in receipt of the trade secrets or confidential information to be divulged; or any employee or consultant of Muzak or Master Affiliate, as the case may be, provided that such individual agrees not to further use or disclose such trade secrets or confidential information; or any person or entity providing credit or financing to Muzak or Master Affiliate, as the case may be, provided such person or entity (and any representative thereof) is similarly charged with maintaining the confidence of such trade secrets and confidential information; or any representative of a governmental authority or other person or entity to whom disclosure is required by compulsion of law, provided notice of the demand for such disclosure is given, within 48 hours of receipt of such demand, to the party owning the confidential information or trade secrets required to be disclosed; and (ii) the term "confidential information" means information designated as such in writing by the party owning such information, as well as customer lists and revenue data (without further designation), but does not include information that has become part of the public domain through publication or other similar communication. During the term of this Agreement Muzak shall not require that Master Affiliate disclose to Muzak the name and address of any Subscriber other than (i) for the purpose of participation in the National Accounts Program, or (ii) to permit delivery of the Services by such technological means as require such information for such delivery. Master Affiliate understands and agrees that if Muzak is unable to perform any of its obligations hereunder as a result of its inability to obtain such Subscriber information, such nonperformance shall not be deemed a breach of this Agreement.

     14.3  Covenants Independent.  The parties agree that the foregoing
           ---------------------
covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Article 14 is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision, each Party expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Article 14.

     14.4  Irreparable Injury.  Each Party acknowledges that its violation of
           ------------------
the terms of this Article 14 will result in irreparable injury to the other Party for which no adequate remedy at law may be available, and accordingly agrees that the other Party may seek to obtain the issuance of an injunction prohibiting any conduct by such Party in violation of the terms of this Article 14.

15.  FEES, TAXES AND PERMITS
     -----------------------

     15.1  Taxes.  Any and all governmental charges relating to or arising out
           -----
of this Agreement, or any amendment hereto, in the form of registration fees, surtax, stamp duties, or other governmental rates, taxes (other than income taxes), or charges of any nature whatsoever shall be paid (1) by Master Affiliate when such charges are due under any national or local law of Mexico and (2) by Muzak when such charges are due under any federal, state or local law of the United States of America. Any income taxes which are the debt of Muzak under any national or local law of Mexico on any fees paid to it by Master Affiliate under this Agreement shall be withheld by Master Affiliate to the extent required by law, and Master Affiliate shall provide proof to Muzak of its withholding and payment of any such taxes.

     15.2  Comply with Laws.  Master Affiliate shall comply with all laws,
           ----------------
rules, and regulations, and shall timely obtain any and all permits, certificates, and licenses necessary in the reasonable judgment of Master Affiliate for the full and proper conduct of the business licensed under this Agreement in the Licensed Area.

     15.3  Notice of Suit.  Master Affiliate shall notify Muzak in writing
           --------------
within five (5) days of its discovery of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which is likely to adversely affect the operation or financial condition of the business contemplated by this Agreement.

16.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------
     16.1  No Fiduciary Relationship.  It is understood and agreed by the
           -------------------------
Parties hereto that this Agreement does not create a fiduciary relationship between them.

     16.2  Representations By the Parties.  Each party represents that its
           ------------------------------
execution of this Agreement will not
constitute a breach of any existing contractual obligations of such party.

     16.3  Independent Contractor.  Muzak and Master Affiliate are independent
           ----------------------
contractors vis-a-vis each other and neither Party, nor their respective employees and agents, are or are to be construed to be either legal or implied agents, servants or employees of the other Party or to have authority to act for or on behalf of the other Party. No acts taken or assistance given by one Party to the other pursuant to this Agreement will be construed to alter this relationship. Nothing in this Agreement shall authorize one Party to make any contract, agreement, warranty or representation on behalf of the other Party or to incur any debt or obligation in the other Party's name, and the other Party shall in no event assume liability for, or be deemed liable hereunder as result of, any such action. Without limiting the rights of a Party to enforce its rights hereunder, a Party shall not be liable to a third Party by reason of any action or omission of the other Party in the conduct of its business.

17.  APPROVALS AND WAIVERS
     ---------------------

     17.1  Request for Approval.  Whenever this Agreement requires the prior
           --------------------
approval or consent of the other Party, such Party shall make a timely written request to the other Party, and such approval or consent shall be obtained in writing.

     17.2  No Implied Waivers.  Except with respect to those modifications which
           ------------------
this Agreement provides may be made unilaterally by Muzak, this Agreement shall not be modified, amended, rescinded, cancelled or waived in whole or in part, except by written instrument signed by the Parties and no waiver of any of the provisions of this Agreement shall constitute a waiver of any of the other provisions hereof (whether or not similar) nor shall any waiver constitute a continuing waiver unless expressly so provided therein.

18.  NOTICES
     -------

     Any notice required or permitted to be given hereunder shall be considered given if written, delivered in person, and acknowledged by the receiving Party, or if sent by registered, prepaid mail or overnight service (such as Federal Express) addressed to the address below or such other address as the addressee may have given to that other Party from time to time:

     if to Muzak:

     MUZAK LIMITED PARTNERSHIP
     400 North 34th Street
     Suite 200
     Seattle, WA 98103
     Attn: President

     if to Master Affiliate:

     AUDIOPLAN, S.A.
     Ave. Periferico Sur # 3449
     1er Piso
     San Jeronimo Lidice
     Mexico 20, D.F. Mexico
     Attn:  Arturo Zorilla Martinez

Any notice delivered to the Party to whom it is addressed as provided herein shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the next Business Day.

Business Day means any day other than a Saturday, Sunday or statutory or civic holiday in the place of delivery.

19.  ENTIRE AGREEMENT
     ----------------

     This Agreement, including all exhibits hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

20.  SEVERABILITY AND CONSTRUCTION
     -----------------------------

     20.1  Severability.  If, for any reason, any portion, section, part, term,
           ------------
and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the Parties hereto; and said invalid portions, sections, parts, terms, and/or provisions shall be deemed not to be a part of this Agreement; provided, however, that in the event that such determination and severance of such portion, section, part, term and/or provision hereof frustrates in whole or in substantial part the intent and purpose of this Agreement, this Agreement shall terminate.

     20.2  No Implied Rights.  Except as expressly provided to the contrary
           -----------------
herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than the Parties and their respective officers, directors, and employees any rights or remedies under or by reason of this Agreement.

21.  MISCELLANEOUS
     -------------

     21.1  Arbitration.  Subject to Section 21.3, all disputes arising in
           -----------
connection with this Agreement shall be settled under the Commercial Arbitration Rules of the American Arbitration Association as presently in force, by one arbitrator appointed by the American Arbitration Association in accordance with said Rules. The place of arbitration shall be Mexico City, Mexico, and the law applicable to the arbitration procedure shall be determined by referring to the law of the place of arbitration. The arbitrator shall determine the matters in dispute in accordance with the laws of Mexico, which laws shall prevail in the event of any conflict of laws. The Spanish language shall be used throughout the arbitral proceedings. Master Affiliate and Muzak agree that the award of the arbitrator shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues, or accounting presented or pled to the arbitrator; that it shall be made and shall promptly be payable in U.S. Dollars free of any tax, deduction or offset; and that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include interest from the date of any damages incurred for breach or other violation of this Agreement, and from the date of the award until paid in full, at a rate to be fixed by the arbitrator, but in no event less than the London Interbank Offering Rate per annum quoted for the corresponding period in the London Interbank Market for United States Dollars for immediately available funds, as reported in the Wall Street Journal.
                                                    ---- ------ -------

     21.2  Survival.  It is agreed that all covenants and agreements to be
           --------
performed and/or observed by Master Affiliate after the expiration or termination of this Agreement shall remain in force and effect after the termination of this Agreement to the extent necessary to give such covenants their full force and effect.

     21.3  Injunctive Relief.  Nothing herein contained shall bar a party's
           -----------------
right to seek to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     21.4  Legal Fees.  If any action or proceeding is brought for the
           ----------
enforcement of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable legal fees and other costs incurred in the action or proceeding, in addition to any other relief to which it or they may be entitled.

     21.5  Language.  The official text of this Agreement is the English
           --------
language text. Muzak and Master Affiliate agree that all writings and notices hereto shall be prepared and executed in the English language.

22.  ACKNOWLEDGEMENTS
     ----------------

     Master Affiliate acknowledges that it has conducted an independent investigation and has had the opportunity to receive legal advice from counsel of its own choosing and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will be largely dependent upon the ability of Master Affiliate as an independent person or entity. Muzak expressly disclaims the making of, and Master Affiliate acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success of the business venture contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed, and delivered this Agreement on the day and year first above written.

                                             MUZAK LIMITED PARTNERSHIP,
                                             a Delaware limited partnership



                                             By: /s/ John R. Jester
                                                --------------------------------
                                             Title:  President
                                                    ----------------------------

STATE OF NEW YORK    )
                     ) ss.
COUNTY OF NEW YORK   )


     I certify that I know or have satisfactory evidence that John Jester
                                                              -----------,
is the person who appeared before me, and said person acknowledged that he
                                                                        --
signed this instrument, on oath stated that he was authorized to execute the
                                            --
instrument and acknowledged it as the President of MUZAK LIMITED PARTNERSHIP,
                                      ---------
to be the free and voluntary act and deed of such party, for the uses and purposes therein mentioned.

     Given under my hand and official seal this 21st day of February, 1992.
                                                ----        --------     -


                                         [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State
                                        of New York, residing at
                                        243 E 4th St.  Bklyn NY 11268
                                        ----------------------------------------
                                        My appointment expires  9/30/93
                                                               -----------------
                                        Commission # 24 4687728
                                        Qualified in Kings County

                                        MASTER AFFILIATE

                                        AUDIOPLAN, S.A.,
                                        a Mexican corporation


                                        By: [SIGNATURE ILLEGIBLE]
                                           ------------------------------------
                                        Title: PRESIDENT
                                              ---------------------------------

State of New York           )
- ----------------------------
                            ) ss.
County of New York          )
- ----------------------------

     I certify that I know or have satisfactory evidence that Arturo Zorilla M.,
                                                              -----------------
is the who appeared before me, and said person acknowledged that he signed this
                                                                 --
instrument, on oath stated that he authorized to execute the instrument and
                                --
acknowledged it as the President of AUDIOPLAN, S.A., to be the free and
                       ---------
voluntary act and deed of said corporation, for the uses and purposes therein mentioned.

     Given under my hand and official seal this 21st day of February, 1992.
                                                ----        --------     -


                                         [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State
                                        of New York, residing at
                                        243 E. 4th St. Bklyn NY 11268
                                        ----------------------------------------
                                        My appointment expires  9/30/93
                                                               -----------------
                                        Commission # 24 4687728
                                        Qualified in Kings County

     Each of the undersigned (i) owns the interest in Master Affiliate set forth in Article 11; (ii) has read this Agreement; and (iii) agrees to be bound by those provisions of this Agreement that impose obligations on the owners of stock in Master Affiliate. Without limiting the foregoing, the undersigned understand and agree that the cumulative transfer of 50% or more of the stock of Master Affiliate will be deemed to be a transfer of the business licensed under this Agreement, with the result that Muzak will have certain rights, as set forth in Article 11 and the undersigned agree to comply, and to cause Master Affiliate to comply, with Article 11.



_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:    ___________________________
            ___________________________



_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:    ___________________________
            ___________________________



_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:    ___________________________
            ___________________________



_____________________________________

(Typed Name)
- -------------------------------------
Date:  ______________________________
Address:    ___________________________
            ___________________________